Exhibit 99.1

Contacts:
Chris Lowe
Chief Financial Officer
Cortexyme, Inc.
clowe@cortexyme.com

Hal Mackins
For Cortexyme, Inc.
hal@torchcomllc.com
(415) 994-0040

CORTEXYME, INC. ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

South San Francisco, Calif. – May 8, 2019 – Cortexyme, Inc. (Nasdaq: CRTX), a clinical stage biopharmaceutical company pioneering a novel disease-modifying therapeutic approach to treat a key underlying cause of Alzheimer’s and other degenerative diseases, today announced that it has priced its initial public offering of 4,412,000 shares of its common stock at a price to the public of $17.00 per share, before underwriting discounts and commissions. In addition, Cortexyme has granted the underwriters a 30-day option to purchase up to an additional 661,800 shares at the initial public offering price, less the underwriting discounts and commissions. All of the shares of common stock are being offered by Cortexyme. The shares are expected to begin trading on the Nasdaq Global Select Market on May 9, 2019 under the ticker symbol “CRTX.” The offering is expected to close on May 13, 2019, subject to customary closing conditions.

BofA Merrill Lynch and Credit Suisse Securities (USA) LLC are acting as joint book-running managers for the proposed offering. Canaccord Genuity LLC and JMP Securities LLC are acting as co-managers.

The offering is being made only by means of a prospectus. Copies of the final prospectus relating to this offering may be obtained from any of the following sources:

•

BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department, or by phone at 1-800-294-1322 or by email at dg.prospectus_requests@baml.com;

•	Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, Eleven Madison Avenue, 3rd Floor, New York, NY 10010, by telephone at 1-800-221-1037 or by email at usa.prospectus@credit-suisse.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission and was declared effective on May 8, 2019. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of shares of Cortexyme’s common stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Cortexyme, Inc.

Cortexyme is a clinical stage pharmaceutical company pioneering a novel disease-modifying therapeutic approach to treat a key underlying cause of Alzheimer’s disease and other degenerative diseases. Cortexyme is targeting a specific, infectious pathogen found in the brain of Alzheimer’s patients and tied to neurodegeneration and neuroinflammation in animal models. The company’s lead investigational medicine, COR388, is the subject of the GAIN Trial, an ongoing Phase 2/3 clinical study in patients with mild to moderate Alzheimer’s disease.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” that are subject to substantial risks and uncertainties. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “expect,” “believe,” “will,” “may,” “should,” “estimate,” “project,” “outlook,” “forecast” or other similar words, and include, without limitation, statements regarding Cortexyme’s expectations regarding the commencement of trading of its shares on the Nasdaq Global Select Market, the completion and timing of the closing of the offering. Forward-looking statements are based on Cortexyme’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ include, but are not limited to, risks and uncertainties related the satisfaction of customary closing conditions related to, and the completion of, the public offering. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering to be filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and Cortexyme undertakes no duty to update such information except as required under applicable law.

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